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                                   EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP

                               February 14, 1996




Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706

              Re:  Cisco Systems, Inc. Registration Statement for
              Offering of an aggregate of 19,000,400 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 19,000,000 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") issuable under the Company's 1987 Stock Option Plan and (ii) 400 shares of Common Stock issuable under the Combinet, Inc. Incentive and Nonqualified Stock Option Plan (the "Combinet Plan") as assumed by the Company on September 29, 1995. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1987 Stock Option Plan and the Combinet Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,




                                            BROBECK, PHLEGER & HARRISON LLP